News Release                                                        Exhibit 99.1
PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA  91221-5050
www.psbusinessparks.com

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                                 For Release:           Immediately
                                 Date:                  December 27, 2001
                                 Contact:               Mr. Jack Corrigan
                                                        (818) 244-8080, Ext. 663


PS Business Parks, INC. announces the acquisition of a business park.

Glendale, California - PS Business Parks, Inc. (AMEX: PSB) acquired the well-established business park known as Metro Park North in Rockville, Maryland at a cost of approximately $127 million on December 27, 2001. The acquisition was funded with the Company's existing cash and cash equivalents, line of credit proceeds of $40 million and short-term borrowings of approximately $35 million. The park consists of 17 buildings (903,000 square feet) including nine office buildings (692,000 square feet) and eight flex-space buildings (211,000 square feet).

The Park is located in the I-270 corridor which contains major concentrations of Federal Government Agencies including the National Institutes of Health, the Food and Drug Administration, the Department of Health and Human Services, Department of Energy and major private employers including IBM, Lockheed Martin, Host Marriott and Hughes Network Systems. The Park is approximately 95% occupied with 10% of the square footage expiring through December 31, 2002. The largest tenant is the U.S. Government, which occupies 224,000 square feet or 25% of the Park.

This acquisition gives the Company a presence in the prestigious Rockville, Maryland submarket and significantly increases its overall presence in the Maryland/Northern Virginia market to approximately 4.4 million square feet. The acquisition increases the Company's total square footage to 14.8 million rentable square feet. The Company will continue to apply a disciplined approach to its acquisition program while seeking additional acquisitions in this and other markets across the country.

Company Information
-------------------
PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office "flex" space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse under one roof). As of December 27, 2001, PSB had interests in approximately 14.8 million net rentable square feet with approximately 3,500 customers located in 9 states, concentrated primarily in California (4,672,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,973,000 sq.
ft.),Virginia (2,621,000 sq. ft.) and Maryland (1,769,000 sq. ft.).

Additional  information  about PS  Business  Parks,  Inc.  is  available  on the
Internet.     The    Company's    web    site    is     www.psbusinessparks.com.
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Forward-Looking Statements
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When  used  within  this  press  release,   the  words  "expects,"   "believes,"
"anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the
regulatory  environment  as  well  as  national,   state,  and  local  laws  and
regulations   including,   without  limitation,   those  governing  Real  Estate
Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.